UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2011

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2011, the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”, to which we sometimes refer as “we”, “us” or “our”), appointed Karen Colonias as our President and Chief Executive Officer, to replace our current President and Chief Executive Officer Thomas J Fitzmyers. Mr. Fitzmyers will move into the role of Chairman of our Board of Directors and Barclay Simpson will transition to the role of Chairman Emeritus. All of these changes will be effective January 1, 2012.

Karen W. Colonias, age 54, has, since 2009, held the position of Chief Financial Officer, Secretary and Treasurer of the Company. Prior to that she held the position of Vice President of our subsidiary, Simpson Strong-Tie Company Inc., and in that capacity since 2004 served as the Branch Manager of Simpson Strong-Tie’s manufacturing facility in Stockton, California. She joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. In 1998, Simpson Strong-Tie promoted Ms. Colonias to Vice President of Engineering, responsible for Simpson Strong-Tie’s research and development efforts. Before joining Simpson Strong-Tie, she worked as a civil engineer for the Bechtel Corporation. Ms. Colonias has a BS in Engineering and an MBA and is also a licensed professional engineer.

Thomas J Fitzmyers, age 70, has served as our President and as a director since 1978.  He has served as our Chief Executive Officer since 1994.  He has served as a director of our subsidiary, Simpson Strong-Tie Company Inc., since 1983 and as its Chief Executive Officer from 1983 to February 2009.  He also served as a director of our subsidiary, Simpson Dura-Vent Company, Inc., from 1982 until its disposition in August 2010.  Mr. Fitzmyers was employed by Union Bank from 1971 to 1978.  He was a Regional Vice President when he left Union Bank to join us in 1978. Mr. Fitzmyers’ experience as President and Chief Executive Officer of Simpson Manufacturing Co., Inc. gives him unique and invaluable insights into the challenges that may arise and our operations.

Barclay Simpson, age 90, has been the Chairman of our Board of Directors since 1994.  He has been part of our management since our inception in 1956.  Mr. Simpson also is a member of the Boards of Directors of the University Art Museum of the University of California, Berkeley, and the California College of the Arts. He is also active in other charitable and educational institutions.  Mr. Simpson’s experience in our industry spans more than 50 years, and his ownership stake in our company closely aligns his interests with those of our other stockholders.

The Compensation and Leadership Development Committee of our Board of Directors has not yet determined the changes to the compensation for the officers discussed above.

Item 9.01                 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release dated September 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	September 21, 2011	By:	/s/ Karen Colonias
Karen Colonias
Chief Financial Officer